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Exhibit 10.N

                             AM COMMUNICATIONS, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made as of November 1, 2001, by and between AM Communications, Inc., a Delaware corporation ("Company) and Javad K. Hassan ("Employee").

         WHEREAS, the Employee has served as the Chairman of the Company's Board of Directors since October 1998 pursuant to a Services Agreement dated as of October 22, 1998 (the "Services Agreement"); and

         WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company, in the capacity and upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Employee and the Company have agreed to terminate the Services Agreement effective simultaneously with the effectiveness of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, agreed as follows:

         1. Employment and Term. From the date hereof through the term of this Agreement the Employee shall be employed as the Chief Executive Officer of the Company and the Chairman of the Board of Directors of the Company. The initial term of employment under this Agreement shall commence as of the date of this Agreement first set forth above and expire on October 31, 2011, and thereafter this Agreement shall be automatically renewed for additional terms of one (1) year each unless either Employee or the Company gives contrary written notice to the other party hereto not less than 90 days before the scheduled expiration of the Term of this Agreement. The initial term and the renewal terms are collectively referred to herein as the "Term" of this Agreement.

         2. Duties. The Employee shall render executive, policy and other management services to the Company and any of its subsidiaries or affiliates of the type customarily performed by persons serving in similar executive officer capacities. The Employee shall devote substantially all of his working time and his best efforts to the Company and his position, which shall include such duties as the Board may from time to time reasonably direct that are reasonably consistent with the Employee's education, experience and background. During the Term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee other than as provided herein, unless the parties otherwise agree in writing.

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         3. Other Business Activities. The Company hereby acknowledges that the
Employee will engage, directly or indirectly, during the Term, in other business activities or pursuits; provided, however, that such activities shall not, other than in an incidental manner, interfere with or detract from the performance of Employee's responsibilities and obligations pursuant to this Agreement and shall not be related to the Business of the Company in a manner that violates the provisions of Section 10 of this Agreement.

         4. Compensation.

         (a) Salary. The Company shall pay to the Employee during the Term of this Agreement a base salary at an annual rate of Two Hundred Fifty Thousand Dollars ($250,000) with such subsequent increases in salary during the Term of this Agreement as may be authorized by the Compensation and Stock Option Committee of the Board. In determining salary increases, the Compensation and Stock Option Committee may compensate the Employee for increases in the cost of living and may also provide for performance or merit increases. The salary of the Employee shall not be decreased at any time during the Term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. Participation in deferred compensation, bonus, discretionary bonus, retirement and other employee benefit plans in the fringe benefits shall not reduce the salary payable to the Employee under this Section 4(a). The Employee shall not be entitled to receive fees for serving as a director of the Company or of any subsidiary or affiliate of the company or for serving as a member of any committee of any such board of directors.

         (b) Annual Performance Bonus. In addition to his salary under Section 4(a) above, the Compensation and Stock Option Committee may award an annual performance bonus to the Employee based upon the Company's achievement of annual financial performance objectives for: (i) revenue; (ii) return on equity; and
(iii) earnings per share. These performance objectives, to be measured for each of the Company's fiscal years during the term of this Agreement, will be established at the beginning of each fiscal year by the Board with the assistance of the Company's Chief Financial Officer. If the Company meets all of the performance objectives the Employee shall earn a bonus in an amount equivalent to 100% of his salary payable under Section 4(a). If the Company exceeds all of the performance objectives by at least 30% the Employee shall earn a bonus in an amount equivalent to 150% of his salary payable under Section 4(a). The annual performance bonus shall be payable within 90 days following the end of the Company's fiscal year for which the bonus is payable.

         (c) Incentive and Discretionary Bonuses. During the Term of this Agreement, in addition to the Annual Performance Bonus described above in
Section 4(b), the Employee shall be entitled to receive any discretionary bonuses as may be recommended by the Compensation and Stock Option Committee of the Board, and authorized and declared by the Board to be payable to the Employee.

         (d) Stock Option Awards. During the Term of this Agreement, the Employee may be awarded stock options, issued under and in accordance with the terms of a current stock option plan of the Company, in an amount as may be recommended by the Compensation and Stock Option Committee of the Board, and authorized and declared by the Board to be awarded to the Employee.

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         5. Other Benefits and Perquisites; Business Expenses.

         (a) Other Benefits and Perquisites. The Employee shall be entitled to participate in any plan of the Company relating to stock options, pension, profit sharing, group life insurance, medical or dental coverage, education or other retirement or employee benefit plans or arrangements that the Company has adopted or may adopt for the benefit of its employees or executive officers. The Employee shall also be entitled to participate in, or enjoy the benefit of, any other fringe benefits or prerequisites that are now or may be or become applicable to the Company's executive employees.

         (b) Business Expenses. During the term of the Employee's employment by the Company, the Company shall promptly reimburse the Employee for all reasonable and customary expenses incurred by the Employee in performing services for the Company, including all expenses of travel, food and lodging expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the reimbursement policies and procedures established by the Company.

         6. Voluntary Absences; Vacations. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves. The Employee shall be entitled to an annual paid vacation equal to that accorded to other executive employees of the Company, or such longer period as the Board may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

         7. Termination of Employment. The Employee's employment may be terminated without any breach of this Agreement only under the following circumstances:

         (a) Death. The Employee's employment shall terminate upon his death.

         (b) Disability. The Company may terminate the Employee's employment because of disability. For this purpose, "Disability" shall mean the inability of the Employee to perform his duties under this Agreement because of physical or mental illness or incapacity for a continuous period of one hundred twenty
(120) days, or more that one hundred twenty (120) days in the aggregate during any 365-day period, during which the Employee shall have been absent from his duties under this Agreement on a substantially full-time basis.



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         (c) Cause. The Company may terminate the Employee's employment for
Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment only in the event of (1) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's inability to perform such duties as a result of physical or mental illness or incapacity) or any such actual or anticipated failure after the delivery of a Notice of Termination, as defined in Section 7(e), by the Employee for Good Reason, as defined in Section 7(d)(2), after delivery to the Employee of a written demand for substantial performance that specifically identifies the manner in which the Company believes that the Employee has not substantially performed his duties and a reasonable opportunity to cure; (2) willful misconduct by the Employee that causes substantial and material injury to the business and operations of the Company, the continuation of which, in the reasonable judgment of the Board, will continue to substantially and materially injure the business and operations of the Company in the future; or (3) conviction of the Employee of a felony. No act or failure to act shall be considered "willful" for this purpose unless done, or omitted to be done, by the Employee other than in good faith and other than with a reasonable belief that his action or omission was in the best interests of the Company. The Employee shall not be deemed to have been terminated for Cause unless the Employee shall have been provided with (i) a reasonable notice setting forth the reasons that the Company believes constitute Cause for the termination of his employment; and (ii) a Notice of Termination as defined in Section 7(e), from the Board finding that, in the reasonable good faith opinion of the Board, Cause for the termination exists and specifying the particulars thereof in reasonable detail.

         (d)      Termination by the Employee.

         (1) The Employee may terminate his employment (A) for Good Reason by giving ten (10) days prior written notice to the Company or (B) at any time by giving 90 days prior written notice to the Company.

         (2) For this purpose, "Good Reason" shall mean (A) the assignment to the Employee of any duties inconsistent with the Employee's status as Chief Executive Officer of the Company or any substantial adverse alteration in the nature or status of the Employee's responsibilities; (B) any change in the Employee's reporting responsibility such that the Employee is required to report other than exclusively to the Board; (C) any purported termination of the Employee's employment by the Company that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7(e) hereof; (D) any other failure by the Company to comply with any material provision of this Agreement which failure continues for more than ten days after written notice of such noncompliance from the Employee; or (E) any notices given by the Company to the Employee under Section 1 hereof that this Agreement will not be renewed on any anniversary date.

         (e) Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee (other than termination pursuant to Section 7(a) or 7(b) hereof) shall be communicated to the other party by a written Notice of Termination. Any Notice of Termination given by a party shall specify the particular termination provision of this Agreement relied upon by such party and shall set forth in reasonable detail the facts and circumstances relied upon as providing a basis for the termination under the provision so specified.

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         (f) Termination Date. The Termination Date shall mean (1) if the
Employee's employment is terminated by his death, the date of his death; (2) if the Employee's employment is terminated pursuant to Section 7(b) hereof, the date specified in the Notice of Termination, which shall be after the expiration of the 120-day period specified in that subsection; (3) if the Employee's employment is terminated by the Company for Cause, the date specified in the Notice of Termination; or (4) if the Employee's employment is terminated for any other reason, sixty (60) days following the date on which the Notice of Termination is given.

         8. Compensation Upon Termination of Employment.

         (a) Termination because of Death for Cause or Without Good Reason. If the Employee's employment is terminated because of his death, by the Company for Cause or by the Employee other than for Good Reason, the Company shall pay the Employee his salary and provide the applicable benefits through the Termination Date and the Company shall have no further obligation to the Employee hereunder.

         (b) Termination because of Disability. If the Employee's employment is terminated by the Company because of Disability under Section 7(b) hereof, the Company shall pay the Employee his salary and provide the applicable benefits through the Termination Date and the Company shall have no further obligation to the Employee hereunder.

         (c) Termination without Cause or with Good Reason. If (i) in breach of this Agreement, the Company shall terminate the Employee's employment other than
(A) for Cause or (B) because of Disability or (ii) the Employee shall terminate his employment for Good Reason; then:

         (1) The Company shall pay the Employee his salary through the Termination Date and all other unpaid and pro rata amounts to which the Employee is entitled as of the Termination Date under any compensation plan or program of the Company, including, without limitation, any incentive bonus payable under an incentive bonus plan for executive officers adopted by the Company or any other discretionary bonus approved by the Board, and all accrued vacation time;

         (2) The Company shall make severance payments to the Employee in lieu of any further salary payments hereunder for periods after the Termination Date equal to the Employee's then current salary and payable in installments in accordance with the Company's normal payroll practice for a period which is the lesser of: (i) twenty-four (24) months after the Termination Date, or (ii) the remaining Term of the Agreement.

         (3) In addition to the severance payments to the Employee, the following shall apply: (A) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit sharing and other deferred compensation plans of the Company for a period which is the lesser of:
(i) twenty-four (24) months after the Termination Date, or (ii) the remaining Term of the Agreement, as if the termination of employment of the Employee had not occurred (with the Employee being deemed to receive for the purposes of such plans the Employee's then current salary (at the time of his termination) under
Section 2(a) and (b) of this Agreement), except to the extent that such continued participation and accrual is expressly prohibited by law, or to the extent such plan constitutes a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended ("Code"), by the terms of the plan, in which case the Company shall provide the Employee a substantially equivalent, unfunded, non-qualified benefit; (B) the Employee shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in Section 4(a) and (b) hereof for a period which is the lesser of:
(i) twenty-four (24) months after the Termination Date, or (ii) the remaining Term of the Agreement as if the termination of employment had not occurred; and
(C) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company that are in effect on the date the Notice of Termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions; and

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         (4) The liquidated amount and other benefits provided for in this
Section 8(c) shall not be reduced by any compensation or benefits that the Employee may receive for other employment with another employer or through self-employment after termination of employment with the Company.

         (d) Cost of Enforcement. In the event the Employment of the Employee is terminated by the Company because of Disability or without Cause, or by the Employee for Good Reason, and the Company fails to make timely payment of the amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Employee. Such reimbursement and interest shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         9. Confidentiality. In consideration of the willingness of the Company to employ the Employee and the compensation to be paid and benefits to be received therefor, any for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employee agrees as follows:

         (a) The Company Owns All of the Employee's Work. All improvements, discoveries, inventions, designs, documents, licenses and patents, or other data devised, conceived, made, developed, obtained, filed, perfected, acquired, or first reduced to practice, in whole or in part, or in the regular cause of employment by the Employee during the term of this Agreement, and related in any way to the Business, including development and research, of the Company or any subsidiary or affiliate engaged in business substantially similar to that of the Company shall be promptly disclosed to the Company. The Employee hereby assigns and transfers to the Company all his right, interest and title thereto, and such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data shall become the property of the Company. During the term of this Agreement and at any time thereafter, upon request of the Company, the Employee will join and render assistance in any proceedings and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce, letters patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, licenses and patent, or other data as required for vesting and maintaining title to same in the Company.



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         (b) Non-Disclosure of Confidential Information. The Employee agrees and acknowledges that the term "Confidential and Proprietary Information" shall mean any and all information not in the public domain, in any form, emanating from or relating to the Company and its subsidiaries and affiliates, including, but not limited to, trade secrets, technical information, costs, designs, drawings, processes, systems, methods of operation and procedures, formulae, test data, know-how, improvements, price lists, financial data, code books, invoices and other financial statements, computer programs, discs and printouts, sketches, and plans (engineering, architectural or otherwise), customer lists, telephone numbers, names, addresses, information about equipment and processes (including specifications and operating manuals), or any other complication of information written or unwritten that is used in the business of the Company or any subsidiary or affiliate that gives the Company or any subsidiary or affiliate any opportunity to obtain an advantage over competitors of the Company who do not know or use such information. The Employee agrees and acknowledges that all Confidential and Proprietary Information, in any form, and all copies and extracts thereof, is and are and shall remain the sole and exclusive property of the Company and, upon termination of his employment with the Company, the Employee hereby agrees to return to the Company the originals an all copies of any Confidential and Proprietary Information provided to or acquired by the Employee during the period of his employment. Except as ordered by a court of competent jurisdiction, the Employee expressly agrees never to disclose to any person (except to other Company employees, and then only on a "need to know" basis) or entity any Confidential and Proprietary Information either during the term of this Agreement or at any time after termination of his employment, except with the express written authorization and consent of the Company.

         (c) Customer's Information. The Employee understands and acknowledges that each customer of the Company or its subsidiaries or affiliates will disclose information that will be within the Company's control in connection with the Company's furnishing of services to its customer. The Employee covenants and agrees to hold such information in the strictest confidence and shall treat such information in the same manner and be obligated by the provisions of this Agreement as if such information were Confidential and Proprietary Information, as defined in Section 9(b) hereof.

         10. Covenant Not to Compete. During the term of employment and for a period of twenty-four (24) months after the termination of the Employee's employment by the Company, the Employee shall not directly or indirectly own, manage, operate, control or be employed by or participate in the ownership, management, operation or control of any business in the United States which is the type and character engaged in a business that is competitive with that of the Employer; provided, however, the non-compete covenant shall terminate at such time as the Company shall discontinue severance payments pursuant to Paragraph 8(c)(2) if it is less than twenty-four (24) months after termination. The Employee shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior approval of the Board. Notwithstanding the foregoing, the Employee may (i) hold not more than ten percent (10%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in this Section 10; and (ii) continue to hold, control, or vote, either directly or indirectly, interests in the following companies: NeST Technologies, Inc., Sun Conversion Technologies, Inc., NeSTronix, Inc., f/k/a Sun Manufacturing, Inc., e-Cell Technologies, Inc., NeST Federal Systems, Inc., Anova Wireless LLC and J.K. Hassan Associates LLC d/b/a JKH Associates. It is specifically understood and agreed by and between the Company and the Employee that the current business activities of the entities specified in this Section 10 shall not be deemed to constitute a business activity competitive with the business of the Company, or any of the Company's affiliates or subsidiaries.

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         11. Amendments or Additions; Action by Board. No amendments or additions to the Agreement shall be binding unless in writing and signed by all parties thereto. The prior approval by a majority affirmative vote of the full Board shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this agreement including any Notice of Termination.

         12. Litigation; Arbitration.

         (a) Consent to Suit. Subject to the provisions of Section 12(b), any legal proceeding arising out of or relating to this Agreement shall be instituted in the Court of Chancery of New Castle County, Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any state or federal court of general jurisdiction in the State of Delaware, and the Employee hereby consents to the personal and exclusive jurisdiction of such court and hereby waives any objection that the Employee may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorney's fees, costs and disbursements.

         (b) Arbitration. Subject to the last sentence of this Section 12(b), if any dispute arises over the terms of this Agreement between the parties to this Agreement, either Employee or the Company may submit the dispute to binding arbitration within thirty (30) days after such dispute arises, to be governed by the evidentiary and procedural rules of the American Arbitration Association (Commercial Arbitration). Employee and Company shall mutually select one (1) arbitrator within ten (10) days after a dispute is submitted to arbitration. In the event that the parties do not agree on the identity of the arbitrator within such period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator shall hold a hearing on the dispute in Wilmington, Delaware within thirty (30) days after having been selected and shall issue a written opinion within fifteen (15) days after the hearing. The arbitrator shall also decide on the allocation of the costs of the arbitration to the respective parties, but Employee and Company shall each be responsible for paying the fees of their own legal counsel, if legal counsel is obtained. Either Employee or Company, or both parties, may file and seek enforcement of the decision of the arbitrator as a final, binding and unappealable judgment in a court of appropriate jurisdiction. Notwithstanding the foregoing provisions of this
Section 12(b) to the contrary, matters in which an equitable remedy or injunctive relief is sought by a party shall not be required to be submitted to arbitration, if the party seeking such remedy or relief objects thereto, but shall instead be subject to the provisions of Section 12 (a) above.

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         13. Miscellaneous.

(a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be personally delivered or mailed by first class registered or certified mail, postage prepaid, return-receipt-requested, or transmitted by facsimile, telegram or telex, addressed to the Company or the Employee at the address set forth below or at such other addresses as such party may designate by five business day advance written notice to the other party.

              Each notice or communication that shall have been transmitted in the manner described above, or that shall have been delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for purposes at such time as it is sent to the addressee (with the return receipt, delivery receipt or (with respect to a telex) the answer back being deemed conclusive, but not exclusive, evidence of such sending) or at such time as delivery is refused by the addressee upon presentation. Notices shall be sent to the following:

                  (i)      if to the Company, to:

                           AM Communications, Inc.
                           100 Commerce Boulevard
                           Quakertown, Pennsylvania 18951
                           Telecopier: (215) 538-8799

                  (ii)     if to the Employee, to:

                           Javad K. Hassan
                           1235 Stuart Robeson Drive
                           McLean, Virginia 22101-2964
                           Telecopier: (703) 803-8319 (c/o NeST Technologies)

         (b) Severability. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any necessary action will be taken to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.

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         (c) Complete Agreement. This Agreement contains the entire Agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof.

         (d) Successors or Assigns. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business assets, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or the Employee. However, in the event of death of the Employee all rights to receive payments hereunder shall become rights or benefits hereunder may be assigned by the Company or the Employee. However, in the event of the death of the Employee all rights to receive payments hereunder shall become rights of the Employee's estate.

         (e) Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         (g) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (h) Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.


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         14. Employee Acknowledgement. EMPLOYEE REPRESENTS THAT HE HAS HAD AMPLE
OPPORTUNITY TO REVIEW THIS AGREEMENT AND TO CONSULT WITH LEGAL COUNSEL IN REGARD TO THIS AGREEMENT AND THAT HE HAS READ AND UNDERSTANDS THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF EMPLOYEE BREACHES THE AGREEMENT. EMPLOYEE IS FULLY AWARE OF THE LEGAL EFFECT OF THIS AGREEMENT AND HAS ENTERED INTO IT FREELY AND VOLUNTARILY AND BASED ON
HIS OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.


AM COMMUNICATIONS, INC.                           EMPLOYEE

By:  The Board of Directors of AM
        Communications, Inc.


By:  _____________________________                By:__________________________
     Lemuel Tarshis                                  Javad K. Hassan
     Chairman of the Compensation and
     Stock Option Committee of the Board of
     Directors of AM Communications, Inc.